Exhibit 1.1

EXECUTION VERSION

STATE STREET CORPORATION

$750,000,000 2.400% Senior Notes Due 2030

UNDERWRITING AGREEMENT

January 21, 2020

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

As Representatives of the several Underwriters

  named in Schedule I hereto

Ladies and Gentlemen:

1.    Introductory. State Street Corporation, a Massachusetts corporation (the “Company”), agrees with the several Underwriters listed in Schedule I hereto (the “Underwriters”), for whom Goldman Sachs & Co. LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. are acting as Representatives (the “Representatives”), to issue and sell to the several Underwriters $750,000,000 in principal amount of the Company’s 2.400% Senior Notes due 2030 (the “Notes” or the “Securities”). The Notes will be issued under an indenture (the “Base Indenture”) dated as of October 31, 2014, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated as of May 8, 2017, between the Company and the Trustee (together with the Base Indenture, the “Indenture”). The Securities are described in the Final Prospectus, which is referred to below. Capitalized terms used herein and not otherwise defined, but that are defined in the Statutory Prospectus (as defined in Section 2(a)), have the meaning specified in the Statutory Prospectus.

2.    Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a)    Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-221293), including a related prospectus or prospectuses, covering the registration of the Securities under the Act, which has become effective. The “Registration Statement” at any particular time means such registration statement in the form then on file with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430A Information, all 430B Information and all 430C Information, if any, with respect to such registration statement, that in any case has not been then superseded or modified. The “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430A Information, 430B Information and 430C Information, if any, shall be considered to be included in the Registration Statement as of the time specified in Rule 430A, Rule 430B or Rule 430C, respectively.

For purposes of this agreement (this “Agreement”):

“430A Information” means information included in a prospectus and retroactively deemed to be a part of the Registration Statement pursuant to Rule 430A(b).

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 2:45 p.m. (New York time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the United States Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Securities means the time of the first contract of sale for the Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information, 430B Information and 430C Information, if any, and other final terms of the Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule II to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus”, as defined in Rule 433, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Rules and Regulations” means the rules and regulations of the Commission.

“Statutory Prospectus” means, with respect to a particular time, the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any 430A Information, 430B Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information and 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

As used herein, “business day” shall mean any day other than a Saturday, Sunday or other day on which banking institutions in New York, New York or Boston, Massachusetts are authorized or required by law or executive order to remain closed.

Unless otherwise specified, a reference to a “Rule” is to the indicated rule under the Act.

(b)    Compliance. The documents incorporated by reference in the General Disclosure Package (as hereinafter defined) and the Final Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations (including but not limited to those relating to eXtensible Business Reporting Language), and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Final Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(c)    Securities Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the Effective Time relating to the Securities and (D) on the Closing Date, the Registration Statement (other than Form T-1 filings filed as exhibits thereto) conformed and will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(d)    Shelf Registration Statement. (i) Conditions for Use of Form S-3. (A) At the time of initial filing of the Registration Statement and (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), the conditions for use of Form S-3, set forth in the General Instructions thereto, were satisfied.

(ii)    Effectiveness of Shelf Registration Statement.

(1)    The date of this Agreement is not more than three years subsequent to the initial effective time of the Registration Statement. If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Securities, in a form satisfactory to the Underwriters and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new shelf registration statement.

(2)    No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or threatened by the Commission.

(iii)    Filing Fees. The Company has paid the registration fee for the offering contemplated by this Agreement pursuant to the Rules and Regulations.

(e)    Ineligible Issuer Status. At the time of initial filing of the Registration Statement, at the earliest time thereafter that the Company made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities, and on the date of this Agreement, the Company was and is an “ineligible issuer”, as defined in Rule 405.

(f)    General Disclosure Package. As of the Applicable Time, the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus supplement, dated January 21, 2020, including the base prospectus dated November 2, 2017 (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule II to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the General Disclosure Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(g)    Issuer Free Writing Prospectuses. The Company has not prepared or used, and will not prepare or use, any Issuer Free Writing Prospectus in connection with the offering contemplated by this Agreement or otherwise, except as permitted pursuant to Rule 164(e)(2). No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement. If, at any time prior to or as of the Closing Date and following issuance of an Issuer Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives thereof and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(h)    No Material Change in Business. Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package; and, since the most recent applicable dates as of which information is given in the General Disclosure Package, there has not been any change in the capital stock or long-term debt (other than (i) issuances of capital stock upon (A) exercise of options and stock appreciation rights issued under equity incentive or stock option plans reported on the Company’s Proxy Statement filed with the Commission on April 5, 2019, on the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and on the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019, (B) earn-outs of performance shares, or (C) conversions of convertible securities, and (ii) issuances of capital stock under stock incentive plans, deferred stock compensation plans, restricted stock programs and saving-related purchase plans, in the case of (i) and (ii) above, which were outstanding on the date of the latest balance sheet included or incorporated by reference into the General Disclosure Package, (iii) repurchases of the Company’s common stock in accordance with the Company’s stock repurchase program authorized by its Board of Directors and (iv) repayment of long-term debt in accordance with its terms) of the Company or any of its subsidiaries or any material adverse change in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”), or any development involving a prospective Material Adverse Effect, otherwise than as set forth or contemplated in the General Disclosure Package.

(i)    Good Standing. Each of the Company and State Street Bank and Trust Company (the “Bank”) has been duly incorporated and is in good standing as a corporation or is validly existing as a trust company, as the case may be, under the laws of the jurisdiction of its incorporation, with corporate and chartered trust power and authority, as the case may be, to own its properties and conduct its business as described in the General Disclosure Package, and has been duly qualified as a foreign corporation or trust company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

(j)    Capitalization. The Company has an authorized capitalization as set forth in the General Disclosure Package, and the outstanding shares of capital stock of the Company have been duly authorized and are validly issued and fully paid and nonassessable. Except as set forth in the General Disclosure Package and the Final Prospectus, no person has the right to act as an underwriter to the Company in connection with the offer and sale of the Securities.

(k)    Notes. The Notes have been duly and validly authorized by the Company and, when issued and delivered by the Company against payment therefor as described in the General Disclosure Package, will be duly and validly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and other general equity principles; and the Notes will conform to the descriptions thereof in the General Disclosure Package and the Final Prospectus.

(l)    Indenture. The Indenture has been duly and validly authorized, executed and delivered by the Company and constitutes a legal, valid and binding instrument, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Indenture has been qualified under the Trust Indenture Act and will conform to the descriptions thereof in the General Disclosure Package and the Final Prospectus.

(m)    Absence of Defaults and Conflicts Resulting from the Transactions. The (i) issue and sale of the Securities by the Company, (ii) execution, delivery and performance of this Agreement by the Company and (iii) compliance with the provisions of this Agreement and of the Indenture and the consummation of the transactions herein and therein contemplated by the Company will not conflict with or result in any breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, contract or other agreement or instrument to which the Company or the Bank is a party or by which the Company or the Bank is bound or to which any of the property or assets of the Company or the Bank is subject (except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the organizational documents (including Articles of Organization or By-laws) of the Company or the Bank or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or the Bank or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance by the Company of this Agreement or in connection with the consummation of the transactions contemplated by this Agreement and the Indenture, except such as have been, or will have been prior to the Closing Date, obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

(n)    Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(o)    Absence of Existing Defaults and Conflicts. Neither the Company nor the Bank is (i) in violation of its organizational documents (including Articles of Organization or By-laws) or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for, with respect to clause (ii), defaults which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(p)    Accurate Disclosure. The statements set forth in the General Disclosure Package and the Final Prospectus under the captions (A) “Description of the Notes” and “Description of Debt Securities”, insofar as such statements summarize the terms of the Securities and the Indenture, and (B) “Material U.S. Federal Tax Consequences”, insofar as such statements purport to constitute a summary of matters of U.S. federal income tax law or legal conclusions with respect thereto, are accurate, complete and fair in all material respects.

(q)    Litigation. Other than as set forth in the General Disclosure Package, there are no pending or, to the Company’s knowledge, threatened or contemplated legal or government actions, suits or proceedings to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which, taking into account the likelihood of the outcome, the damages or other relief sought and other relevant factors, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect or have a material adverse effect on the Company’s ability to perform its obligations under this Agreement, the Indenture or the Securities.

(r)    Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(s)    Independence of Accountants. Ernst & Young, LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent registered public accountants as required by the Act and the Rules and Regulations.

(t)    Bank Holding Company. The Company is a bank holding company registered under the Bank Holding Company Act of 1956, as amended; and the Company and the Bank are in compliance with, and conduct their respective businesses in conformity with, all applicable laws and governmental regulations governing bank holding companies, banks and subsidiaries of bank holding companies, respectively, except failures to so comply or be in conformity that could not reasonably be expected to result in a Material Adverse Effect.

(u)    Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package, the Company, the Bank and the Company’s Board of Directors (the “Board”) are in material compliance with the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and all applicable Exchange Act rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with Sarbanes-Oxley and the Exchange Act, as applicable, and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP (as defined in Section 2(x)) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are overseen by the Examining and Audit Committee

(the “Audit Committee”) of the Board in accordance with Exchange Rules. The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 90 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls, any violation of, or failure to comply with, Sarbanes-Oxley or the Exchange Act, or any matter related to Internal Controls which, if determined adversely, would result in a Material Adverse Effect.

(v)    Anti-Bribery Laws. Except as set forth in the General Disclosure Package, neither the Company nor the Bank, nor, to the knowledge of the Company and the Bank, any of their respective officers, directors, agents or employees, has within the ten-year period preceding the date of this Agreement, materially violated, nor will its participation in the offering materially violate, and each of the Company and the Bank has instituted and maintains policies and/or procedures designed to ensure continued compliance with, each of the following laws, to the extent applicable to and binding upon the Company’s and the Bank’s respective operations: anti-bribery laws, including but not limited to, any law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, or any other law, rule or regulation of similar purpose and scope.

(w)    Anti-Money Laundering and Sanctions. Each of the Company and the Bank has implemented a risk-based anti-money laundering and sanctions compliance program consistent with applicable requirements of the Bank Secrecy Act Examination Manual and applicable law, including but not limited to the USA PATRIOT Act, the Bank Secrecy Act and the laws, regulations and Executive Orders administered by the U.S. Department of the Treasury, Office of Foreign Assets Control (“OFAC”), to the extent applicable to and binding upon the Company’s and the Bank’s respective operations. None of the Company, the Bank or any of their respective subsidiaries nor, to the knowledge of the Company, any of their respective directors, officers, agents, employees or affiliates or any of their respective subsidiaries is currently subject to any sanctions administered by OFAC, and neither the Company nor the Bank will, directly or indirectly, use the proceeds of the offering, or lend, contribute, fund or otherwise make available such proceeds to any person or entity, in a manner that violates any of the economic sanctions administered by OFAC.

(x)    Financial Statements. The financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its subsidiaries as of the dates indicated and the statement of income, shareholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The supporting schedules, if any, present fairly in all material respects and in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Final Prospectus under the Act or the Rules and Regulations thereunder. All disclosures contained in the Registration Statement, the General Disclosure Package and the Final Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable.

3.    Purchase, Sale and Delivery of the Securities. (a) On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the principal amount of Securities set forth opposite such Underwriter’s name in Schedule I hereto at a purchase price of 99.194% of the principal amount thereof purchased by such Underwriter.

(b)    The Company will deliver the Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the office of Cravath, Swaine & Moore LLP at 10:00 a.m., New York time, on January 24, 2020, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such date and time being herein referred to as the “Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of the Securities sold pursuant to the offering. The Securities to be delivered or evidence of their issuance will be made available for checking at the office of the Depository Trust Company (“DTC”) or its designated custodian at least 24 hours prior to the Closing Date.

4.    Offering by the Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5.    Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a)    Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b) not later than the second business day following the earlier of the date it is first used and the execution and delivery of this Agreement. The Company has complied and will comply with Rule 433.

(b)    Filing of Amendments; Response to Commission Requests. For so long as a prospectus relating to the Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, the Company will promptly advise the Representatives of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Representatives a reasonable opportunity to comment on any such amendment or supplement; and the Company will also advise the Representatives promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)    Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at the Company’s expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)    Reporting Requirements. For so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, the Company will furnish, or will cause to be furnished, to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of any annual report to stockholders for such year as is required to be filed by the Company with the Commission; and the Company will furnish, or cause to be furnished, to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the

Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(e)    Blue Sky Qualifications. The Company will promptly from time to time take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction.

(f)    Furnishing of Prospectuses. As soon as available following the execution of this Agreement, but in no event later than two New York business days thereafter, and so long as delivery of a prospectus by an Underwriter or dealer may be (or but for the exception in Rule 172 would be) required under the Act, the Company will furnish, or cause to be furnished, to the Underwriters written and electronic copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in New York City in such quantities as the Representatives may reasonably request.

(g)    Rule 158. The Company will make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(h)    Restrictions on Sales of Debt Securities. During the period beginning from the date hereof and continuing to and including the business day after the Closing Date, the Company shall not, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, announce an offering of or otherwise dispose of, except as provided hereunder, any debt securities of the Company or the Bank (other than (i) the Securities, (ii) commercial paper issued in the ordinary course of business, (iii) certificates of deposit issued in the ordinary course of business, (iv) debt securities issued in connection with overnight Federal Reserve Bank transactions and (v) debt securities issued with the prior written consent of the Representatives).

(i)    Use of Proceeds. The Company shall use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the General Disclosure Package under the caption “Use of Proceeds”.

(j)    Company License. The Company, upon request of any Underwriter, will furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

(k)    Payment of Expenses. The Company will pay or cause to be paid the following: (i) the costs, expenses, fees and taxes in connection with the registration, issue, sale and delivery of the Securities, including any transfer taxes and stamp or similar duties, and the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Statutory Prospectus and amendments and supplements thereto and any Issuer Free Writing Prospectus and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, this Agreement, any Blue Sky Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(e) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey(s); (iv) any fees charged by securities rating agencies for rating the Securities; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Securities; (vi) the costs of preparation, issuance and delivery of the Securities; (vii) the fees and expenses of the Trustee and any of its agents; (viii) the fees and disbursements of counsel for the Trustee; and (ix) all other costs and expenses incident to the performance of its obligations hereunder and under the Indenture which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section and Sections 8 and 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

(l)    Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

6.    Free Writing Prospectuses. (a) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter agrees that, unless it obtains the prior consent of the Company, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus”, as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus”, as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(b)    Term Sheet. The Company will prepare, or cause to be prepared, a final term sheet relating to the Securities, containing only information that describes the final terms of the Securities in compliance with Rule 164(e)(2) and otherwise in a form consented to by the Representatives, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for the offering of the Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. The Company also consents to the use by any Underwriter of a free writing prospectus that contains only (i) information describing the preliminary terms of the Securities or their offering or (ii) information that describes the final terms of the Securities or their offering and that is included in the final term sheet of the Company contemplated by the first sentence of this subsection 6(b), it being understood that any such free writing prospectus referred to in clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

7.    Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities on the Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on the Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)    Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened or shall be contemplated by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Final Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives.

(b)    Opinion of Counsel for the Underwriters. The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion or opinions, Cravath, Swaine & Moore LLP may rely, as to the incorporation of the Company and all other matters governed by the law of the Commonwealth of Massachusetts, upon the opinion of Wilmer Cutler Pickering Hale and Dorr LLP, delivered pursuant to Section 7(d), and/or the letter of David C. Phelan, delivered pursuant to Section 7(c).

(c)    Negative Assurance Letter of Counsel for Company. The Representatives shall have received a letter, dated the Closing Date, of David C. Phelan, General Counsel for the Company, to the effect that:

(i)    Disclosure. While the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Final Prospectus, subject to the foregoing and based on such participation and discussions: (A) the documents incorporated by reference in the General Disclosure Package and Final Prospectus or any further amendment or supplement thereto prior to the Closing Date (other than the financial statements and related schedules and other financial, statistical and accounting data therein, as to which such counsel expresses no view), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations; (B) no facts have come to such counsel’s attention that have caused such counsel to believe that (i) the Registration Statement, as of January 21, 2020, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except for the financial statements, including the notes and schedules thereto, and other financial, statistical and accounting data included therein or omitted therefrom, as to which such counsel expresses no view), (ii) the General Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except for the financial statements, including the notes and schedules thereto, and other financial, statistical and accounting data included therein or omitted therefrom, as to which such counsel expresses no view) or (iii) the Final Prospectus, as of the date of the Final Prospectus or as of the date of such letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except for the financial statements, including the notes and schedules thereto, and other financial, statistical and accounting data included therein or omitted therefrom, as to which such counsel expresses no view); and (C) to such counsel’s knowledge, there are no amendments to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Final Prospectus or required to be described in the Registration Statement or the Final Prospectus which are not filed or incorporated by reference as described or required.

(d)    Opinion of Wilmer Cutler Pickering Hale and Dorr LLP. The Representatives shall have received an opinion, dated the Closing Date, and addressed to the Underwriters, of Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Company, to the effect that:

(i)    Good Standing of the Company and the Bank. The Company is validly existing as a corporation in good standing under the laws of the Commonwealth of Massachusetts and has the corporate power and authority to carry on its business and to own, lease and operate its properties, as such business and properties are described in the General Disclosure Package and the Final Prospectus, and to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Bank is validly existing as a chartered trust company under the laws of the Commonwealth of Massachusetts and has chartered trust company power and authority to own, lease and operate its properties, as such business and properties are described in the General Disclosure Package and the Final Prospectus.

(ii)    Authorization. This Agreement has been duly authorized, executed and delivered by the Company.

(iii)    Indenture. The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; and the Indenture will conform in all material respects to the description thereof in the General Disclosure Package and the Final Prospectus.

(iv)    Issuances by the Company. The Notes have been duly authorized, executed and delivered by the Company and, when authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof in accordance with the terms of this Agreement, the Notes will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; such Notes will be entitled to the benefits of the Indenture; and the Notes, when issued in accordance with the terms of this Agreement, will conform in all material respects to the description thereof in the General Disclosure Package and the Final Prospectus.

(v)    Capitalization of the Company. The Company has an authorized capitalization as is set forth in the General Disclosure Package and Final Prospectus.

(vi)    Absence of Defaults and Conflicts. The execution and delivery of this Agreement and the Indenture by the Company do not and the consummation by the Company of the transactions contemplated hereby and thereby will not (A) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the Articles of Organization, By-laws or any agreement or instrument listed on a schedule to such opinion or (B) violate or conflict with any United States federal law, Massachusetts state law or New York state law, rule or regulation that in such counsel’s experience is normally applicable to transactions of the type contemplated by this Agreement, or any judgment, order or decree specifically naming the Company of which such counsel is aware.

(vii)    Consents. Except as has been made or obtained under the Act and the Rules and Regulations thereunder, the Trust Indenture Act and the Rules and Regulations thereunder and the Exchange Act and the Rules and Regulations thereunder, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any United States federal, Massachusetts or New York governmental authority or agency is necessary in connection with the due authorization, execution and delivery of this Agreement and the Indenture or for the issuance, sale and delivery of the Securities by the Company to the Underwriters pursuant to this Agreement and the Indenture.

(viii)    Accurate Disclosure. (A) The statements set forth in the General Disclosure Package and the Final Prospectus under the captions “Description of the Notes” and “Description of Debt Securities”, insofar as such statements summarize the terms of the Securities and the Indenture, are correct in all material respects; and (B) the statements set forth in the General Disclosure Package and Final Prospectus under the caption “Material U.S. Federal Tax Consequences”, insofar as such statements constitute matters of law or legal conclusions, are correct in all material respects.

(ix)    Investment Company Act. The Company is not, and immediately after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package or Final Prospectus will not be, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.

(x)    Disclosure. While the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Final Prospectus (except to the extent expressly set forth in Sections 7(d)(iii) and (vi) hereof), subject to the foregoing and based on participation in conferences and discussions with officers and other representatives of the Company, representatives of and counsel for the Underwriters and representatives of the registered independent public accounting firm of the Company, during which the contents of the Registration Statement, the General Disclosure Package and the Final Prospectus were discussed: (A) each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement (except for the financial statements, including the notes and schedules thereto, and other financial and accounting data included therein or omitted therefrom, as to which such counsel expresses no view), as of its respective date of filing with the Commission, appeared on its face to be appropriately responsive in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations thereunder; (B) the Registration Statement as of the date of its filing with the Commission and the Final Prospectus as of the date thereof (except for the financial statements, including the notes and schedules thereto, and other financial and accounting data included therein or omitted therefrom, as to which such counsel expresses no view), appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable Rules and Regulations thereunder; and (C) no facts have come to such counsel’s attention that have caused such counsel to believe that (i) the Registration Statement, as of January 21, 2020, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except for the financial statements, including the notes and schedules thereto, and other financial and accounting data included therein or omitted therefrom, as to which such counsel expresses no view), (ii) the General Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except for the financial statements, including the notes and schedules thereto, and other financial and accounting data included therein or omitted therefrom, as to which such counsel expresses no view) or (iii) the Final Prospectus, as of the date of the Final Prospectus or as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except for the financial statements, including the notes and schedules thereto, and other financial and accounting data included therein or omitted therefrom, as to which such counsel expresses no view).

(e)    Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and the Closing Date, of Ernst & Young LLP, in form and substance reasonably satisfactory to the Representatives, confirming that they are a registered public accounting firm and independent registered public accountants as required by the Act and the Rules and Regulations and containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut off” date no more than three business days prior to the Closing Date.

(f)    No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Securities; (ii) any downgrading in or withdrawal of the rating of any securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3 of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on The New York Stock Exchange (the “NYSE”), or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal, New York or Massachusetts state authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Securities or to enforce contracts for the sale of the Securities.

(g)    Officer’s Certificate. The Representatives shall have received the following certificates, dated the Closing Date:

(i)    a certificate of an executive officer of the Company and a principal financial or accounting officer or the treasurer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package and Final Prospectus, there has been no material adverse change in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package and Final Prospectus or as described in such certificate; and

(ii)    a certificate of David C. Phelan, General Counsel for the Company, to the effect that to the best of such counsel’s knowledge, the representations and warranties of the Company in Section 2(q) of this Agreement are true and correct.

(h)     CFO Certificate. The Representatives shall have received, on each of the date hereof and the Closing Date, a certificate dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Eric Aboaf, Executive Vice President and Chief Financial Officer of the Company, certifying certain financial information of the Company included or incorporated by reference in the Final Prospectus.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably require. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

8.    Indemnification and Contribution. (a) Indemnification of the Underwriters. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, any Statutory Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d), or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)    Indemnification of Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, any Statutory Prospectus, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession figures appearing in the third paragraph and the information set forth in the tenth and eleventh paragraphs under the caption “Underwriting”.

(c)    Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (which counsel shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)    Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)    Miscellaneous. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in Section 8(d).

9.    Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase any of the Securities hereunder on the Closing Date and the aggregate number of the Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Securities that the Underwriters are obligated to purchase on the Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase on the Closing Date. If any Underwriter or Underwriters so default and the aggregate number of the Securities with respect to which such default or defaults occur exceeds 10% of the total aggregate number of the Securities that the applicable Underwriters are obligated to purchase on such date and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.    Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 5(k) and 8 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters for all out-of-pocket expenses approved in writing by the Company, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 5(k) and 8 hereof; provided, however, that all parties shall only be responsible for their own out-of-pocket expenses, including fees and disbursements of counsel, if any Securities are not delivered by or on behalf of the Company as provided herein for any of the following reasons: (i) a suspension or material limitation in trading in securities generally on the NYSE, or any setting of minimum or maximum prices for trading on such exchange; (ii) a general moratorium on commercial banking activities declared by either Federal, New York or Massachusetts State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (iv) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere. In addition, if any Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11.    Notices. All communications hereunder will be in writing and, if sent to the

Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department, Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Facsimile: (646) 291-1469, Attention: General Counsel; and Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Facsimile: (646) 374-1071, Attention: Debt Capital Markets Syndicate, with a copy to: 60 Wall Street, New York, New York 10005, Attention: General Counsel, 36th Floor; as Representatives of the several Underwriters, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at the address or facsimile number of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13.    Representation of the Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

14.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.    Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)    No Other Relationship. The Underwriters have been retained solely to act as underwriters in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, the Indenture or the Final Prospectus, irrespective of whether the Underwriters have advised or are advising the Company on other matters;

(b)    Arm’s Length Negotiations. The price of the Securities set forth in this Agreement was established by the Company following discussions and arm’s length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement and the Indenture;

(c)    Absence of Obligation to Disclose. The Company has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)    Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the transactions contemplated by this Agreement or the process leading thereto and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16.    Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), each of the Underwriters is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow such Underwriter to properly identify its clients.

17.    Recognition of the U.S. Special Resolution Regimes.

(a)     (i) In the event that any party that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such party of this Agreement and any interest and obligation in or under this Agreement will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any party that is a Covered Entity or any BHC Act Affiliate of such party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. The requirements of this Section 17(a) apply notwithstanding the following Section 17(b).

(b)     (i) Notwithstanding anything to the contrary in this Agreement or any other agreement, but subject to the requirements of Section 17(a), no party to this Agreement shall be permitted to exercise any Default Right against a party that is a Covered Entity with respect to this Agreement that is related, directly or indirectly, to a BHC Act Affiliate of such party becoming subject to an Insolvency Proceeding, except to the extent the exercise of such Default Right would be permitted under the creditor protection provisions of 12 C.F.R. § 252.84, 12 C.F.R. § 47.5, or 12 C.F.R. § 382.4, as applicable.

(ii) After a BHC Act Affiliate of a party that is a Covered Entity has become subject to an Insolvency Proceeding, if any party to this Agreement seeks to exercise any Default Right against such Covered Entity with respect to this Agreement, the party seeking to exercise a Default Right shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted hereunder.

(c)     For purposes of this Section 17,

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party;

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable;

“Insolvency Proceeding” means a receivership, insolvency, liquidation, resolution, or similar proceeding; and

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow]

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

STATE STREET CORPORATION

By:	/s/ John Slyconish
	Name:	John Slyconish
	Title:	Executive Vice President and Treasurer

[Signature Page to the Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.
GOLDMAN SACHS & CO. LLC

By:	/s/ Adam Greene
	Name:	Adam Greene
	Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
	Name:	Adam D. Bordner
	Title:	Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Christopher J. Kulusic
	Name:	Christopher J. Kulusic
	Title:	Director

By:	/s/ Anguel Zaprianov
	Name:	Anguel Zaprianov
	Title:	Managing Director

Acting on behalf of themselves and as the Representatives of the several Underwriters.

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Underwriter	Principal Amount of 2.400% Senior Notes due 2030 to be Purchased
Goldman Sachs & Co. LLC	$232,500,000
Citigroup Global Markets Inc.	$195,000,000
Deutsche Bank Securities Inc.	$195,000,000
Barclays Capital Inc.	$22,500,000
Credit Suisse Securities (USA) LLC	$22,500,000
Lloyds Securities Inc.	$22,500,000
UBS Securities LLC	$22,500,000
Wells Fargo Securities, LLC	$22,500,000
Drexel Hamilton, LLC	$7,500,000
Great Pacific Securities	$7,500,000

Total	$750,000,000

SCHEDULE II

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

a.	“General Use Issuer Free Writing Prospectus” includes the final term sheet for the 2.400% Senior Notes due 2030, dated January 21, 2020.

2.	Other Information Included in the General Disclosure Package

a.	The following information is also included in the General Disclosure Package:

None.